Exhibit 21.1

NAME	JURISDICTION
B/E Aerospace, Inc.	Delaware
Altis Aero Systems LLC	Delaware
B/E Aerospace Machined Products, Inc.	Delaware
B/E Aerospace Thermal and Power Management Finance LLC	Delaware
BE Aerospace Australia, Inc.	Delaware
BE Intellectual Property, Inc.	Delaware
BEA Europe Holding LLC	Delaware
Fischer Seats USA, Inc.	Colorado
Flight Structures, Inc.	Washington
Interiors Lavatories Management LLC	California
Macrolink, Inc.	California
Nordskog Industries, Inc.	California
BE Aerospace Canada, Inc.	Delaware
B/E Aerospace Canada Company	Canada
BE Aerospace El Salvador, Inc.	Delaware
BE El Salvador, Sociedad Anonima de Capital Variable	El Salvador
BE Aircraft Mexico, LLC	Delaware
Emteq Corporate LLC	Delaware
Emteq Engineering LLC	Delaware
Emteq LLC	Delaware

NAME	JURISDICTION
Emteq International LLC	Delaware
BE Aerospace Investments Holdings Ltd.	Cayman Islands
BEA Holding (USA) LLC	Delaware
BE Aerospace Europe Holding LLP	United Kingdom
BE Aerospace Investments I	Cayman Islands
BE Aerospace (UK) Europe Holdings Limited	United Kingdom
BE Aerospace Investments Holdings II Ltd.	Cayman Islands
B/E Aerospace Holdings GmbH	Germany
B/E Aerospace Systems GmbH	Germany
B E Aerospace DAe Systems Hispania, S.L.	Spain
SPELCO (Special Parachute Equipment and Logistics Consortium) GbR *	Germany
B/E Aerospace Fischer GmbH	Germany
Fischer + Entwicklungen GmbH	Germany
F+E Fischer + Entwicklungen GmbH & Co. KG	Germany
BE Aerospace (Netherlands) B.V.	Netherlands
Koninklijke Fabriek Inventum B.V.	Netherlands
BE Aerospace Holdings (UK) Limited	United Kingdom
B/E Aerospace (Germany) GmbH	Germany
B/E Aerospace (UK) Limited	United Kingdom

NAME	JURISDICTION
B/E Aerospace B.V.	Netherlands
Wessex Advanced Switching Products Limited	United Kingdom
SWAP (One) Limited	United Kingdom
SWAP	United Kingdom
WASP Membranes Limited	United Kingdom
B/E Aerospace Limited	Canada
EMTEQ Europe GmbH	Switzerland
Emteq Enterprises, LLC	Delaware
EMTEQ do Brasil Indústria e Comércio De Peças Para Sistemas De Iluminação Ltda.	Brazil
BE Aerospace Thermal and Power Management Holdings (UK) Limited	United Kingdom
J. A. Reinhardt & Co., Inc.	Pennsylvania
JAR Realty Holding, LLC	Delaware
TSI Group, Inc.	Delaware
Thermal Solutions LLC	Delaware
American Avionic Technologies Corporation	Delaware
Orion Defense Systems, Inc.	Delaware
AKS Aerospace, Inc.	Delaware
ADB Industries	California
Brazonics, Inc.	Delaware
CGR/Thompson Industries, Inc.	California

NAME	JURISDICTION
PMI Enterprises, Inc.	Delaware
Performance Metal Fabricators, Inc.	Illinois
Sandy Bay Machine, Inc.	Delaware
Woven Electronics, LLC	South Carolina
Aerospace Lighting Corporation	New York
Advanced Thermal Sciences Corporation	Delaware
ATS Japan Corp.	Japan
Advanced Thermal Sciences Taiwan Corp.	Taiwan
ATS Korea	Korea
Advanced Thermal Sciences Shanghai Corp.	China
B/E Aerospace Australia Pty Limited	Australia
Burns Aerospace Europe SARL	France
BE Engineering Services India Private Limited	India

* The Company owns less than 50% of the outstanding shares or interests of these subsidiaries.